UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2025

Pearl Diver Credit Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-288772	99-3901483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

747 Third Avenue Suite 3603 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 736-6777

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PDCC	New York Stock Exchange
8.00% Series A Preferred Stock due 2029	PDPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 8.01	Other Events

Pearl Diver Credit Company Inc. (the “Company”) has authorized the offer and sale of up to $100,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an “at the market” equity offering under a registration statement filed on Form N-2, as amended from time to time (the “Registration Statement”). The Registration Statement was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 18, 2025, under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (Registration Nos. 333-288772 and 811-23912, respectively), and subsequently amended on September 16, 2025, by a pre-effective amendment. The Registration Statement was declared effective by the Commission on September 19, 2025. Pursuant to the terms of the Equity Distribution Agreement, dated September 19, 2025, by and among the Company, Pearl Diver Capital LLP, and the placement agent, Lucid Capital Markets, LLC (the “Placement Agent”) (the “Equity Distribution Agreement”), the Company may offer and sell, from time to time, shares of the Common Stock having an aggregate maximum offering price of $75,000,000 under the Equity Distribution Agreement (the “Offered Shares”). On September 19, 2025, the Company filed a prospectus supplement pursuant to Rule 424(b) under the Securities Act, relating to the Company’s proposed issuance of Offered Shares with an aggregate offering price of up to $15,000,000.

Sales of the Offered Shares by the Placement Agent under the Equity Distribution Agreement, if any, may be made by any method or payment permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Company has no obligation to offer or sell the Offered Shares and may at any time suspend offers under the Equity Distribution Agreement. Any shares of Common Stock offered under the Equity Distribution Agreement will be offered pursuant to the Registration Statement. The Placement Agent will receive a commission from the Company equal to the lesser of (i) 2.00% of the gross sales price per share from the sale of shares of Offered Shares under the Equity Distribution Agreement and (ii) the difference between the gross sale price per share from such sale of Offered Shares and the most recently determined net asset value per share.

The Equity Distribution Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Equity Distribution Agreement were made only for purposes of such agreement, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto.

Morgan, Lewis & Bockius LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Offered Shares. A copy of such legal opinion is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Offered Shares under the Equity Distribution Agreement nor shall there be any sale of such Offered Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 19, 2025, by and among the Company, Pearl Diver Capital LLP and Lucid Capital Markets, LLC

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion filed as Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2025	PEARL DIVER CREDIT COMPANY INC.

	By:	/s/ Indranil Basu
	Name:	Indranil Basu
	Title:	Chief Executive Officer